Exhibit 10.1

REPUBLIC AIRWAYS HOLDINGS INC.

EQUITY INCENTIVE PLAN

ARTICLE 1

GENERAL PLAN INFORMATION

1.1  Background. The Plan permits the grant to Employees and Non-Employee Directors of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.  In addition, Non-Employee Directors shall receive automatic grants of NQSOs pursuant to Section 9.6 hereof.

1.2  Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3  Duration of the Plan. The Plan shall be effective on the date on which it is approved by shareholders.  The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time, until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions. In no event, however, may an Award be granted more than ten years after the Effective Date.

ARTICLE 2

DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1  “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.2  “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.5  “Change in Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date—

(a)  there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the common stock would be converted into cash, securities or other property, other than (i) a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(b)  the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(c)  any person (as such term is used in Sections 13(d) and 14(d)2 of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

(d)  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.6  “Code” means the Internal Revenue Code of 1986, as amended.

2.7  “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8  “Company” means Republic Airways Holdings Inc., a Delaware corporation, and any successor thereto.

2.9  “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.10  Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.11  “Employee” means any employee or consultant of the Company or a Subsidiary.

2.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13  “Fair Market Value” means the fair market value of a share of common stock on any date as determined by the Committee in its sole discretion; provided that (a) if the shares of common stock are admitted to trading on a national securities exchange, fair market value of a share of common stock on any date shall be the closing sale price reported for such share on such exchange on such date, or (b) if the shares of common stock are not so admitted but are subject to quotation on the OTC Bulletin Board or another comparable quotation system administered by the National Association of Securities Dealers, the fair market value of a share of common stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date provided that both bid and ask prices were reported on such date.

2.14  “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15  “Non-Employee Director” means any individual who is a member of the Board or of the board of directors (or comparable governing body) of a Subsidiary, and who is not an Employee.

2.16  “NQSO” means an Option that is not designated by the Committee as an ISO.

2.17  “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.18  “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.19  “Participant” means an Employee or Non-Employee Director who has been selected to receive an Award or who holds an outstanding Award.

2.20  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.21  “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.22  “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.23  “Plan” means the Republic Airways Holdings Inc. Equity Incentive Plan, as it is set forth herein and as it may be amended from time to time.

2.24  “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.25  “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.26  “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.27  “Share” means a share of the Company’s common stock, $.001 par value.

2.28  “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.29  “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.30  “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient” stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.31           “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3

ADMINISTRATION

3.1  General.  Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided however that, the Board may, in its sole discretion, make awards under the Plan.  The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2  Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3  Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4  Decisions Binding.  All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5  Performance-Based Awards.  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

AND MAXIMUM AWARDS

4.1  Number of Shares Issuable under the Plan.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 5,000,000 Shares. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.

4.2  Individual Award Limitations.  The maximum aggregate number of Shares with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 200,000 Shares. The maximum amount an Employee may earn for any calendar year under Cash Incentive Awards granted to such Employee is the lesser of (a) $2,000,000 or (b) an amount equal to three times the Employee’s annual salary for such calendar year.

4.3  Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limit set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.  All Employees and Non-Employee Directors are eligible to participate in the Plan.  Only employees of the Company or a Subsidiary may be granted ISOs.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award. Subject to Article 10 of the Plan, the Board shall determine the Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors.

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2  Option Exercise Price.  The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than one hundred percent (110%) of the Fair Market Value of a Share on the date the Option is granted. The Committee may not re-price a previously granted Option.  The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4  Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5  Payment.  When an Option is exercised, the Option exercise price shall be payable to the Company in full either:

(a)  In cash or its equivalent; or

(b)  if allowed by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option exercise price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option exercise price); or

(c)  if allowed by the Committee, by a combination of (a) and (b).

The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company shall deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6  Limitations on ISOs.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

6.6.1  Fair Market Value Limitation.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

6.6.2  Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

ARTICLE 7

RESTRICTED STOCK AND

RESTRICTED STOCK UNITS

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2  Restrictions.

(a)  The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b)  The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c)  Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3  Voting Rights.  Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4  Dividends and other Distributions.  At the discretion of the Committee, during the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5  Restricted Stock Units.  In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 6.2 above). Each Restricted Stock Unit shall have the value of one Share. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1  Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3  Earning Performance Units/Shares.  Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4  Form and Timing of Payment of Performance Units/Shares.

8.4.1  Distributions.  Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.4.2  Dividends.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

ARTICLE 9

OTHER AWARDS

9.1  General.  Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

9.3  Term of SARs.  The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4  Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)  the excess of the Fair Market Value of a Share on the date of exercise over the grant price, by

(b)  the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5  Cash Incentive Awards.  Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed consistent with the requirements of Section 409A of the Code.

ARTICLE 10

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

10.1  Option to Purchase Shares.  Subject to adjustments pursuant to Section 4.3 hereof, without further action by the Board or the stockholders of the Company:

(a)           each director who first becomes a Non-Employee Director after the Effective Date shall automatically be granted an option to purchase 10,000 shares of common stock on the first trading day following the date he or she commences service as a Non-Employee Director (the “Initial Options”); and

(b)           each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of common stock on the first trading day following each Annual Meeting of Stockholders after the Effective Date at which such director is re-elected to the Board, provided that such Non-Employee Director did not receive an Initial Option during the one hundred eighty (180) day period ending on the date of such Annual Meeting of Stockholders (the “Annual Options” and, collectively with the Initial Options, the” Director Options”).

10.2  Exercise Price. The exercise price per share covered by a Director Option shall be equal to the Fair Market Value of the common stock on the date of grant.

10.3  Term of Director Options. Except as otherwise provided herein, if not previously exercised, each Director Option shall expire on the tenth (10th) anniversary of its date of grant.

10.4  Vesting of Director Options. Each Initial Option shall, subject to the optionee remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of common stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of common stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option shall, subject to the optionee Remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of common stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Each Director Option shall become fully vested and exercisable upon the occurrence of a Change in Control of the Company, subject to Article 16 hereof.

10.5  Method of Exercise.  Once vested and exercisable, a Director Option may be exercised by transmitting to the Company (a) a notice specifying the number of shares to be purchased and (b) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent. Payment, in whole or in part, of the exercise price of a Director Option may also be made (i) if the common stock is publicly traded, by means of a cashless exercise procedure approved by the Committee, (ii) to the extent permitted by the Committee, in the form of unrestricted shares of common stock which, (x) in the case shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of common stock as to which such option shall be exercised, or (iii) to the extent permitted by the Committee, any combination of the foregoing.

10.6  Effect of Termination of Service as a Director:

10.6.1  (a)           Termination by reason of death or disability.  If an optionee’s service as a director of the Company terminates by reason of his or her death or Disability, then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee (or, in the event of death, the optionee’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the optionee dies during such one-year period, then the deceased optionee’s beneficiary may exercise the Director Option, to the extent exercisable by the deceased optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

10.6.2  (b)           Other Termination.  If an optionee’s service as a director of the Company terminates for any other reason (other than those described in Section 10.6(a) above), then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

ARTICLE 11

AWARD AGREEMENTS

11.1  In General.  Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify—

(a)  in the case of an Option or SAR, the number of the Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b)  in the case of Restricted Stock or Restricted Stock Units, the number of Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c)  in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d)  in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

11.2  Severance from Service.  Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

11.3  Restrictions on Transferability.  Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

11.4  Uniformity Not Required.  The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 12

PERFORMANCE MEASURES

12.1  Performance Criteria.  Unless and until the Company’s stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a subsidiary level, or at an operating unit level, and may be applied to an individual or a group of persons, and shall be chosen from among, and may include any combination of, the following:

(a)  Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b)  Return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c)  Cash flow return on investments, which equals net cash flows divided by owners equity;

(d)  Gross revenues;

(e)  Debt measures (including, without limitation, debt multiples);

(f)  Marked value added;

(g)  Economic value added;

(h)  Share price (including, but not limited to, growth measures and total shareholder return);

(i)           Cost measures, (including, but not limited to, cost per available seat mile); and

(j)           Operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, and the number of additions to our fleet of aircraft).

12.2  Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

12.3  Certification.  In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 13

BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 14

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 15

NO RIGHT TO EMPLOYMENT OR PARTICIPATION

15.1  Employment.  The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

15.2  Participation.  No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 16

CHANGE IN CONTROL

In the event of a Change in Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change in Control; or (b) if, as part of a Change in Control transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of common stock (whether or not such Exchange Stock is the sole consideration), all options and SARs for common stock that are outstanding at the time of the Change in Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The  Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change in Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated.  Any outstanding options and SARs which are not exercised before a Change in Control described in Section 2.5(a) or (b) shall thereupon terminate.

ARTICLE 17

AMENDMENT AND TERMINATION

17.1  Amendment and Termination.  Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until shareholder approval is obtained.

17.2  Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 18

TAX WITHHOLDING

18.1  Tax Withholding.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

18.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 19

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20

LEGAL CONSTRUCTION

20.1  Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.2  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.3  Section 409A Compliance.  Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

    Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.